Exhibit 1.1

Execution Version

Catabasis Pharmaceuticals, Inc.

2,500,000 Shares
Common Stock
($0.001 par value per share)

Underwriting Agreement

New York, New York
September 22, 2016

Cowen and Company, LLC

As the Underwriter,

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Catabasis Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to Cowen and Company, LLC (the “Underwriter”), 2,500,000 shares of common stock, $0.001 par value per share (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriter an option to purchase up to 375,000 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  Certain terms used herein are defined in Section 20 hereof. Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be, deemed to be incorporated by reference therein.

1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a)                                 The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a shelf registration statement (file number 333-212382) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except as otherwise required by law and after consultation with the Underwriter, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall, except as otherwise required by law and after consultation with the Underwriter, contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)                                 On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act  and the rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  At the Execution Time and on the Closing Date and any settlement date, the Disclosure Package did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                                  From the time of initial filing of the Registration Statement with the Commission through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(f)                                   Since June 2015, the Company has not engaged in any Testing-the-Waters Communication and has not distributed any Testing-the-Waters Communications.  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(g)                                  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement on file at the time of issuance of such Issuer Free Writing Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(h)                                 Each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)                                     Catabasis Securities Corporation is the Company’s only subsidiary.

(j)                                    All the outstanding shares of capital stock of the subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiary are owned by the Company directly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k)                                 There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus (or statements incorporated by reference into the Prospectus) under the headings “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of Common Stock,” “Risk Factors—Risks Related to Our Intellectual Property,” “Risk Factors—Risks Related to Regulatory Approval and Other Legal Compliance Matters,” “Business—Intellectual Property” and “Business—Government Regulation and Product Approvals,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l)                                     The Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriter pursuant to this Agreement, will be fully paid and nonassessable.

(m)                             This Agreement has been duly authorized, executed and delivered by the Company.

(n)                                 Neither the Company nor its subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, neither the Company nor its subsidiary will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(p)                                 Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, (i) the charter or by-laws of the Company or its subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or it subsidiary is a party or bound or to which their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of their respective properties, except in the case of clauses (ii) and (iii) as would not have a Material Adverse Effect or an adverse effect on the consummation of the transactions contemplated hereby.

(q)                                 No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights that have been waived.

(r)                                    The consolidated historical financial statements and schedules of the Company and its subsidiary included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Financial Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

(s)                                   No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary or any of their respective property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(t)                                    Each of the Company and its subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(u)                                 Neither the Company nor its subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of their respective properties, except in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)                                 Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiary and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(w)                               There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(x)                                 The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y)                                 No labor problem or dispute with the employees of the Company or its subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary’s principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)                                  The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its subsidiary or their business, assets, employees, officers and directors are in full force and effect; each of the Company and its subsidiary is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or its subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the business of the Company and its subsidiary, taken as a whole, at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)                          The Company’s subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to its subsidiary from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(bb)                          Each of the Company and its subsidiary possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, except for the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)                            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.

(dd)                          The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ee)                            The Company has not taken, directly or indirectly, without giving effect to activities by the Underwriter, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff)                              Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each of the Company and its subsidiary is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except as set forth in or contemplated in the Disclosure Package and the Prospectus

(exclusive of any supplement thereto).  Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor its subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)                            None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiary that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiary that would reasonably be expected to have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiary compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiary; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiary compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiary; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its subsidiary related to their employment that would reasonably be expected to have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its subsidiary may have any liability.

(hh)                          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(ii)                                  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (collectively, “Anti-Corruption Laws”).  The Company will not, directly or indirectly, with a corrupt or improper intention use, lend, contribute or otherwise make available, and will not direct or permit with a corrupt or improper intention any of its directors, officers, agents, employees or affiliates to use, lend, contribute or otherwise make available, the proceeds of the offering in violation of Anti-Corruption Laws.  The Company has instituted and maintains policies and procedures designed to ensure compliance with Anti-Corruption Laws.

(jj)                                The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)                          Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiary (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll)                                  Except as has been disclosed to the Underwriter or is not material to the analysis under any Sanctions, neither the Company nor its subsidiary has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(mm)                  Except as described in the Disclosure Package and the Prospectus, each of the Company and its subsidiary owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, in each case as described in the Disclosure Package and the Prospectus (collectively, “Company Intellectual Property”).  Except as set forth in the Disclosure Package and the Prospectus (a) there are no rights of third parties to any Company Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s knowledge, there is no material infringement by third parties of any Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and, except as would not reasonably be expected to have a Material Adverse Effect, the Company is aware of no factual basis for any such action, suit, proceeding, or claim; (d) Company Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) except as would not reasonably be expected to have a Material Adverse Event, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and, except as would not reasonably be expected to have a Material Adverse Effect, the Company is aware of no factual basis for any such action, suit, proceeding, or claim; (f) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates, or would, upon the commercialization of any product or service described in the Disclosure Package and the Prospectus infringe, misappropriate, or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and, except as would not reasonably be expected to have a Material Adverse Effect, the Company is aware of no factual basis for any such action, suit, proceeding, or claim; (g) to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (h) to the Company’s knowledge, there is no patent or published patent application in the U.S. or other jurisdiction which, in the case of a patent, contains claims, or in the case of a published patent application contains patentable claims, that dominate or may dominate any Company Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any Company Intellectual Property; (i) to the Company’s knowledge, there is no prior art that may render any patent held by the Company invalid or any patent application held by the Company unpatentable; and (j) all prior art of which the Company is aware that may be material to the validity of a U.S. patent or to the patentability of a U.S. patent application has been disclosed to the U.S. Patent and Trademark Office, and all such prior art has been disclosed to the patent office of other jurisdictions where required.  All licenses to which the Company is a party relating to Company Intellectual Property are in full force and effect and the Company is not in violation of any term of such license.

(nn)                          Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor its subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(oo)                          Except as described in the Disclosure Package and the Prospectus, as applicable, the Company (i) is and at all times has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices, Good Laboratory Practices and Good Manufacturing Practices and all other local, state, federal, national and foreign laws, and final administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and is not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(pp)                          The clinical trials and pre-clinical studies conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the United States Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials; the Company has no knowledge of any other studies or trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; the Company has not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any clinical trials or pre-clinical studies that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for same.

(qq)                          The Company possesses all material licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, or to permit all clinical and nonclinical studies and trials conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company is not in violation of, or in default under, any such Permit, except for such violation or default as would not have a Material Adverse Effect; and the Company has not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course.  The Company has not received any

FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws.

(rr)                                To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(ss)                              None of the Company’s product candidates have received marketing approval from any Regulatory Authority.

(tt)                                Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of New York.

(uu)                          The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.                                      Purchase and Sale.

(a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $3.76 per share, the amount of the Underwritten Securities set forth on Schedule I hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 375,000 Option Securities at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriter to the Company setting forth the number of shares of the Option Securities as to which the Underwriter is exercising the option and the settlement date.

3.                                      Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on September 28, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter, at 599 Lexington Avenue, New York, New York, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Securities for sale as set forth in the Prospectus.

5.                                      Agreements.  The Company agrees with the Underwriter that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Base Prospectus (including the Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing.  The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration

Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                  The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company, or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement; provided, however, that the Company may (i) issue and sell Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, pursuant to any employee stock option plan, stock purchase plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or disclosed in the Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) issue shares of Common Stock upon exercise of warrants issued pursuant to the terms of the Credit and Security Agreement, dated as of August 27, 2014 and as amended on March 31, 2015, by and among the Company and MidCap Financial SBIC, LP, Square 1 Bank and the other lenders party thereto (the “Credit Agreement”), (iv) file one or more registration statements on Form S-8, (v) offer, issue and sell shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership), or (vi) beginning on the date that is 31 days immediately following the date hereof,  offer, issue and sell shares of Common Stock pursuant to the Sales Agreement, dated August 11, 2016, between the Company and the Underwriter;  provided that (x) the aggregate number of shares of Common Stock issued or issuable pursuant to clause (v) does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities and (y) each recipient of any such shares or other securities pursuant to clauses (i), (ii), (iii) or (v) agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the Lock-Up Agreement (as defined in Section 6(k)) for the remainder of the 90-day restricted period.

(h)                                 The Company will not take, directly or indirectly, without giving effect to activities by the Underwriter, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)                                     The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings) in an aggregate amount not to exceed $15,000; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided, however that if the Underwriter and the Company mutually agree that an aircraft shall be chartered in connection with the “road show” for the Securities, the Company shall only be responsible for one-half of the cost and expenses of such aircraft and the Underwriter shall be responsible for the balance; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) fees and expenses of the Underwriter’s counsel in an aggregate amount not to exceed $60,000 (which amount shall be in addition to any fees and expenses due under clause (vii)); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)                                    The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic roadshow.  Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)                                 The Company will notify promptly the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

(l)                                     If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

6.                                      Conditions to the Obligations of the Underwriter.  The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, to have furnished to the Underwriter its opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(c)                                  The Company shall have requested and caused Goodwin Procter LLP, intellectual property counsel for the Company, to have furnished to the Underwriter its opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(d)                                 The Underwriter shall have received from Cooley LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(e)                                  The Company shall have furnished to the Underwriter a certificate of the Company, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f)                                   The Company shall have requested and caused Ernst & Young LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(g)                                  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)                                 Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(i)                                     Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    The Securities shall have been listed and admitted and authorized for trading on the NASDAQ Global Market, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(k)                                 At the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto (a “Lock-Up Agreement”) from each officer and director of the Company and specified stockholders of the Company addressed to the Underwriter.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cooley LLP, counsel for the Underwriter, 1114 Avenue of the Americas, New York, New York 10036, on the Closing Date.

7.                                      Reimbursement of Underwriter’s Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Base Prospectus or the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange

Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading “Underwriting”, (a) related to the Underwriter’s participation in the sale of the Securities and (b) the sentences related to concessions and reallowances and the paragraph related to stabilization in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel for the Underwriter together with all persons who control the Underwriter within the meaning of either the Act or the Exchange Act) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), (i) in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (a) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Global Market or (b) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

10.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Cowen and Company, LLC, 599 Lexington Avenue,  New York, New York 10022, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124 ; or, if sent to the Company, will be mailed, delivered or telefaxed to (617) 273-2637 and confirmed to it at One Kendall Square, Bldg. 1400E, Suite B14202, Cambridge, Massachusetts 02139, attention of the Chief Executive Officer.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.                               No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as a principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

15.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.                               Waiver of Jury Trial.  The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

19.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the pricing information set forth on Schedule I hereto, and (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the final prospectus supplement relating to the Securities and the offering thereof that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours,

Catabasis Pharmaceuticals, Inc.

By:	/s/ Jill C. Milne
Name:	Jill C. Milne
Title:	President and Chief Executive Officer

[Signature page to Catabasis Underwriting Agreement (Follow-on)]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Cowen and Company, LLC

By:	/s/ Jason Fenton
	Name:	Jason Fenton
	Title:	Managing Director

[Signature page to Catabasis Underwriting Agreement (Follow-on)]

SCHEDULE I

Underwriter:	Cowen and Company, LLC

Securities:	Common Stock

Offering Price:	$4.00 per share

Underwriting Discount:	$0.24 per share

Number of Underwritten Securities:	2,500,000

Number of Option Securities:	375,000

Closing Date:	September 28, 2016

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package:  None.

2

Exhibit A

[Form of Lock-Up Agreement]